Exhibit 4K


                               THIRD AMENDMENT TO
                               ------------------
                      SECOND WAIVER AND AMENDMENT AGREEMENT
                      -------------------------------------

         This Third Amendment to Second Waiver and Amendment Agreement (the "Amendment") dated as of November 14, 2002 is made and entered into by and among Wachovia Bank, National Association, formerly known as First Union National Bank, with an office at Broad and Walnut Streets, Philadelphia, Pennsylvania 19109 (the "Bank"), Selas Corporation of America, a Pennsylvania business corporation with offices located at 2034 Limekiln Pike, Dresher, Pennsylvania 19025 (the "Borrower"), Selas SAS (formerly named Selas S.A.), a corporation organized under the laws of France ("Selas SAS"), CFR-CECF Fofumi Ripoche, a corporation organized under the laws of France ("CFR"); and together with Selas SAS, the "European Subsidiaries"), Deuer Manufacturing, Inc., an Ohio business corporation with offices located at 2985 Springboro West, Dayton, Ohio 45439 ("Deuer"), Resistance Technology, Inc., a Minnesota business corporation with offices located at 1260 Red Fox Road, Arden Hills, Minnesota 55112 ("RTI"), RTI Export, Inc., a Barbados corporation with offices located at c/o 2034 Limekiln Pike, Dresher, Pennsylvania 19025 ("RTIE"), and RTI Electronics, Inc., a Delaware corporation with offices located at 1800 Via Burton Street, Anaheim, California 92806 ("RTI Electronics"; and together with Deuer, RTI and RTIE, the "Guarantors").

                                   BACKGROUND
                                   ----------

         A. The Bank, the Borrower and the Guarantors entered into that certain Amended and Restated Credit Agreement dated as of July 31, 1998, as amended by an Amendment dated as of June 30, 1999, a Second Amendment dated as of July 7, 2000 and a Third Amendment dated as of January 19, 2001 (as amended, the "Credit Agreement"), pursuant to which the Bank made certain term loans to the Borrower described therein (the "Term Loans") and agreed to make available to the Borrower a revolving credit facility in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Revolving Credit").

         B. The Guarantors jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of the Borrower to the Bank pursuant to the following agreements (collectively, the "Borrower Surety Agreements"): (i) that certain Guaranty and Suretyship Agreement of Deuer dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "Deuer Surety Agreement"), (ii) that certain Guaranty and Suretyship Agreement of RTI dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "RTI Surety Agreement"), (iii) that certain Guaranty and Suretyship Agreement of RTIE dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "RTIE Surety Agreement"), and (iv) that certain Guaranty and Suretyship Agreement of RTI Electronics dated as of February 20, 1997, as amended July 31, 1998 (as amended, the "RTI Electronics Surety Agreement").

         C. The Term Loans are evidenced by the following promissory notes executed by the Borrower in favor of the Bank, which are outstanding as of the date hereof: (i) Term Note D dated as of June 30, 1999 in the original principal amount of Nine Hundred Thousand Dollars ($900,000) ("Term Note D"), (ii) Term Note E dated as of January 19, 2001 in the original principal amount of Two Million Dollars ($2,000,000) ("Term Note E"), and (iii) Term Note F dated as of January 19, 2001 in the original principal amount of One Million Seven Hundred Thousand Singapore Dollars (Singapore $1,700,000) ("Term Note F"; and together with Term Note D and Term Note E, the "Term Notes"). The Revolving Credit facility is evidenced by an Amended and Restated Revolving Credit Note dated as of January 19, 2001 in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) between the Borrower and the Bank (the "Revolving Credit Note"). The Term Notes, the Revolving Credit Note and the Supplemental Credit Facility Note (as hereinafter defined) are collectively referred to hereinafter as the "Notes".

         D. The Bank's London Branch ("London Branch") and Selas SAS, a subsidiary of the Borrower, entered into that certain Agreement dated as of February 2, 2001, amended and restated in its entirety pursuant to that certain Amended and Restated Facility Agreement dated as of April 15, 2002 (the "Selas SAS Facility Agreement") pursuant to which the Bank provided to Selas SAS a discretionary line of credit facility in the aggregate amount of Sixteen Million Euros (E16,000,000) on an "on demand" basis, expiring on April 30, 2001 (the "Selas SAS Facility") for the purposes of providing: discretionary advance payment guarantees on behalf of Selas SAS (the "APG Facility"); and a discretionary overdraft facility for general working capital purposes with a sub-limit amount of Two Million Euros (E2,000,000) that was later increased (the "Overdraft Facility"). The London Branch and Selas SAS also entered into certain term loan agreements (collectively, the "Selas SAS Term Loan Agreements"), as follows: an agreement dated February 26, 1998, amended and restated in its entirety by that certain agreement dated as of April 15, 2002, pursuant to which the Bank made a term loan to Selas SAS in the original principal amount of Fifteen Million French Francs (FF 15,000,000) (as amended, the "Selas SAS 1998 Term Loan Agreement"); and an agreement dated January 2000, amended and restated in its entirety by that certain agreement dated as of April 15, 2002, pursuant to which the Bank made a term loan to Selas SAS in the original principal amount of One Million Seven Hundred and Fifty-Three Thousand One Hundred and Fifty-Eight and 30/100 Euros (E1,753,158.30) (as amended, the "Selas SAS 2000 Term Loan Agreement").

         E. The Borrower and Guarantors jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of Selas SAS to the Bank, pursuant to the following agreements (the "Selas SAS Surety Agreements"): (i) that certain Unconditional Guaranty of Borrower dated as of January 10, 2000 (the "Borrower Guaranty"),
(ii) that certain Unconditional Guaranty of Deuer dated as of January 10, 2000 (the "Deuer Guaranty"), (iii) that certain Unconditional Guaranty of RTI dated as of January 10, 2000 (the "RTI Guaranty"), (iv) that certain Unconditional Guaranty of RTIE dated as of January 10, 2000 (the "RTIE Guaranty"), and (v) that certain Unconditional Guaranty of RTI Electronics dated as of January 10, 2000 (the "RTI Electronics Guaranty").

         F. As security for any and all indebtedness, liabilities and obligations of the Borrower to the Bank, then existing or thereafter arising, the Borrower: (i) granted to the Bank a security interest in and lien on: (a) all of the Borrower's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles, and (b) all of Borrower's rights under a certain contract with Production Machinery Corporation in Talcahuano, Chile for the sale of and the proceeds of a Five Million Twenty-Five Thousand Dollars ($5,025,000) documentary letter of credit issued by Bank One, Columbus, Ohio pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between the Borrower and the Bank (as amended, the "Borrower Security Agreement"); (ii) assigned, pledged and granted to Bank a security interest in all of the issued and outstanding stock of Deuer, RTI, RTIE and RTI Electronics pursuant to that certain Second Amended and Restated Pledge Agreement dated as of July 31, 1998 (the "Borrower Pledge Agreement"); and (iii) granted to the Bank a first mortgage lien on certain real property of the Borrower and improvements thereon located in Dresher, Upper Dublin Township, Montgomery County, Pennsylvania (the "Pennsylvania Property") pursuant to that certain First Mortgage and Security Agreement dated as of October 20, 1993, as amended on July 21, 1995, February 20, 1997, July 31, 1998, January 10, 2000 and April 15, 2002 (as amended, the "Borrower Mortgage and Security Agreement").

         G. As security for any and all indebtedness, liabilities and obligations of Deuer to the Bank, then existing or thereafter arising, Deuer:
(i) granted to the Bank a security interest in and lien on all of Deuer's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between Deuer and the Bank (as amended, the "Deuer Security Agreement"); and (ii) granted to the Bank a first mortgage lien on certain real property of Deuer and improvements thereon located in Moraine, Montgomery County, Ohio (the "Ohio Property") pursuant to that certain First Mortgage and Security Agreement dated as of October 20, 1993, as amended July 21, 1995, February 20, 1997, July 31, 1998, January 10, 2000 and April 15, 2002
(as amended, the "Deuer Mortgage and Security Agreement").

         H. As security for any and all indebtedness, liabilities and obligations of RTI to the Bank, then existing or thereafter arising, RTI: (i) granted to the Bank a security interest in and lien on all of RTI's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between RTI and the Bank (as amended, the "RTI Security Agreement"); (ii) granted to the Bank a security interest in and lien on certain patents and trademarks and other intellectual property pursuant to that certain Patent and Trademark Security dated as of October 20, 1993, as amended July 31, 1998 between RTI and the Bank (the "RTI Patent and Trademark Security Agreement"); and (iii) granted to the Bank a first mortgage lien on certain real property of RTI and improvements thereon located in Ramsey County, Minnesota (the "Minnesota Property") pursuant to that certain Mortgage, Security Agreement and Fixture Financing Statement dated as of June 30, 1999, as amended January 10, 2000 and April 15, 2002 (as amended, the "RTI Mortgage and Security Agreement").

         I. As security for any and all indebtedness, liabilities and obligations of RTIE to the Bank, then existing or thereafter arising, RTIE granted to the Bank a security interest in all of RTIE's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between RTIE and the Bank (as amended, the "RTIE Security Agreement").

         J. As security for any and all indebtedness, liabilities and obligations of RTI Electronics to the Bank, then existing or thereafter arising, RTI Electronics granted the Bank a security interest in all of RTI Electronic's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended February 20, 1997 and July 31, 1998 between RTI Electronics and the Bank (as amended, the "RTI Electronics Security Agreement").

         K. The Borrower, the Guarantors, and the European Subsidiaries entered into that certain Waiver and Amendment Agreement dated as of November 20, 2001, as amended by that certain First Amendment to Waiver and Amendment Agreement dated as of February 28, 2002 and that certain Second Amendment to Waiver and Amendment Agreement dated as of March 20, 2002 (as amended, the "First Waiver Agreement"), pursuant to which the Bank agreed to waive certain Financial Covenant Defaults (as defined therein) and provide a new credit facility pursuant to which the Bank's London Branch agreed to issue certain advance payment guarantees. In consideration of issuing certain advance payment guarantees of their behalf, each European Subsidiary executed a General Counter Indemnity in favor of the Bank (collectively, the "General Counter Indemnities").

         L. The Borrower, the Guarantors, and the European Subsidiaries entered into that certain Second Waiver and Amendment Agreement dated as of April 15, 2002, as amended by that certain First Amendment to Second Waiver and Amendment Agreement dated as of June 24, 2002 and that certain Second Amendment to Second Waiver and Amendment Agreement dated as of July 30, 2002 (as amended, the "Second Waiver Agreement"), pursuant to which the Bank agreed to provide the Borrower with a new supplemental credit facility evidenced by that certain Supplemental Credit Facility Note dated as of April 15, 2002 in the original principal amount of Five Million Dollars ($5,000,000) (the "Supplemental Credit Facility Note"). In connection therewith, Selas SAS guaranteed and became surety for all loans, advances, credit or other financial accommodations made for the benefit of the Borrower, CFR, and/or one or more Guarantors (the "Selas SAS Guaranty"), and CFR guaranteed and became surety for all loans, advances, credit or other financial accommodations made for the benefit of the Borrower, Selas SAS, and/or one or more Guarantors (the "CFR Guaranty").

         M. The First Waiver Agreement, the Second Waiver Agreement, the Credit Agreement, the Notes, the Borrower Surety Agreements, the Selas SAS Facility Agreement, the Selas SAS Term Loan Agreements, the Selas SAS Surety Agreements, the Selas SAS Guaranty, the CFR Guaranty, the General Counter Indemnities, the Borrower Security Agreement, the Borrower Pledge Agreement, the Borrower Mortgage and Security Agreement, the Deuer

Security Agreement, the Deuer Mortgage and Security Agreement, the RTI Security Agreement, the RTI Patent and Trademark Security Agreement, the RTI Mortgage and Security Agreement, the RTIE Security Agreement, the RTI Electronics Security Agreement, together with the various agreements, instruments and other documents executed in connection therewith and all amendments and modifications thereto, now or hereafter in effect, shall be referred to hereinafter as the "Loan Documents".

         N. The Borrower has informed the Bank that, in the absence of the waiver provided herein, Events of Default would occur under the Credit Agreement as a result of (i) the Borrower's monthly net losses from Discontinued Operations as of August 31, 2002 exceeding the maximum monthly net loss level provided under the Credit Agreement, (ii) the Borrower's monthly net losses from Discontinued Operations as of September 30, 2002 exceeding the maximum monthly net loss level provided under the Credit Agreement, (iii) the Borrower's quarterly net losses from Discontinued Operations as of September 30, 2002 exceeding the maximum quarterly net loss level provided under the Credit Agreement, and (iv) the Borrower's failure to maintain the minimum Consolidated Tangible Capital Funds amount as of September 30, 2002 (collectively, the "Discontinued Operation Covenant Defaults").

         O. The Bank, the Borrower, the Guarantors, and the European Subsidiaries, pursuant to the terms hereof, wish to amend the Second Waiver Agreement to: (i) waive the Discontinued Operation Covenant Defaults (ii) extinguish any additional availability under the Supplemental Credit Facility, and (iii) remove the requirement that the European Subsidiaries provide the Bank with additional security with respect to the Supplemental Credit Facility.

         NOW, THEREFORE, incorporating the Background by reference herein and for other good and valuable consideration, the Bank, the Borrower, the Guarantors, and the European Subsidiaries intending to be legally bound hereby, agree as follows:

                           ARTICLE I - DEFINED TERMS
                           -------------------------

         1.1 DEFINED TERMS. Terms used herein which are capitalized but not defined shall have the meanings ascribed to such terms in the Loan Documents, as amended hereby.

        ARTICLE II - WAIVER OF DISCONTINUED OPERATION COVENANT DEFAULTS
        ---------------------------------------------------------------

         2.1 WAIVER OF DISCONTINUED OPERATION COVENANT DEFAULTS. Subject to the provisions hereof, the Bank hereby waives the Discontinued Operation Covenant Defaults. Notwithstanding the foregoing, the Bank's waiver of the Discontinued Operation Covenant Defaults, or any communication between the Bank, the Borrower, the Guarantors, the European Subsidiaries, or each of their respective officers, agents, employees or representatives, shall not be deemed to constitute a waiver of (i) any default or Event of Default, whether now existing or hereinafter arising, under the Loan Documents, other than the Discontinued Operation Covenant Defaults; (ii) the ongoing obligation of the Borrower, the Guarantors and the European Subsidiaries to comply with the Credit Agreement and the other Loan Documents as amended hereby; or (iii) any rights or remedies which the Bank has against the Borrower, the Guarantors, or the European Subsidiaries under the Loan Documents and/or applicable law, with respect to any default or Event of Default, other than rights and remedies which directly result from the occurrence and existence of the Discontinued Operation Covenant Defaults. The Bank hereby reserves and preserves all of its rights and remedies against the Borrower, the Guarantors, and the European Subsidiaries under the Loan Documents and applicable law, other than the right to declare an Event of Default or exercise remedies based upon the occurrence and existence of the Discontinued Operation Covenant Defaults.

                            ARTICLE III - AMENDMENTS
                            ------------------------

         3.1 AMENDMENT TO SECTION 2.5 OF THE SECOND WAIVER AGREEMENT. Section
2.5 of the Second Waiver Agreement is hereby amended by deleting Subsection
2.1.1 of the Credit Agreement, and replacing such Subsection 2.1.1 in its entirety, with the following:

         2.1.1 Supplemental Credit Facility. Subject in all events to the terms, conditions and covenants contained in this Section 2.1 and Article IV of the Second Waiver Agreement and in the other Waiver Documents, and provided that there is no default, Default or Event of Default under any of the Loan Documents, the Bank agrees to make available to the Borrower a credit facility (the "Supplemental Credit Facility") in the maximum aggregate amount of Two Million U.S. Dollars ($2,000,000) (the "Supplemental Credit Facility Sub-Limit"). At no time shall the maximum aggregate amount of the Supplemental Credit Facility exceed the Supplemental Credit Facility Sub-Limit.

         3.2 AMENDMENT TO SECTION 2.5 OF THE SECOND WAIVER AGREEMENT. Section
2.5 of the Second Waiver Agreement is hereby amended by deleting Subsection
2.1.2 of the Credit Agreement, and replacing such Subsection 2.1.2 in its entirety, with the following:

         2.1.2 Selas SAS Facility. The Bank shall have no obligation to make any further extension of credit under the Selas SAS Facility.

         3.3 AMENDMENT TO SECTION 2.5 OF THE SECOND WAIVER AGREEMENT. Section
2.5 of the Second Waiver Agreement is hereby amended by deleting Subsection
2.1.3 of the Credit Agreement, and replacing such Subsection 2.1.3 in its entirety, with the following:

         2.1.3 Specific Conditions Precedent to Issuance of Advance Payment Guarantees. The Bank's issuance of any Advance Payment Guaranty is subject, in each case, to the prior satisfaction of all of the following conditions precedent which the Borrower, the U.S. Guarantors, and the European Subsidiaries acknowledge are material:

         (a) For each Advance Payment Guaranty, the European Subsidiaries, the Borrower and the U.S. Guarantors shall have executed and delivered (or caused to be executed and delivered) to the Bank such documents and agreements, as the Bank, in its sole and absolute discretion, may require, including, without limitation, the following:

                  (i) A facility agreement for each Advance Payment Guaranty, duly executed by the particular European Subsidiary on whose behalf such Advance Payment Guaranty will be issued, the Borrower, the U.S. Guarantors and the other European Subsidiary, that will include certain terms and conditions for the issuance of the Advance Payment Guarantees, such as duration of such Advance Payment Guaranty, applicable fees, interest rates, penalty interest, and other terms and conditions, as the Bank determines in its sole and absolute discretion;

                  (ii) a General Counter Indemnity, duly executed by the particular European Subsidiary on whose behalf such Advance Payment Guaranty will be issued, the Borrower, the U.S. Guarantors and the other European Subsidiary that will include such terms and conditions as the Bank determines in its sole and absolute discretion; and

                  (iii) such other documents as the Bank, in its sole discretion, may require, including, but not limited to a legal opinion from counsel to the European Subsidiaries in form and substance acceptable to the Bank.

         (b) There shall not be a default, a Default or an Event of Default under any of the Loan Documents, or any other document executed or delivered in connection with any Advance Payment Guaranty or any other Loan Document (other than the Financial Covenant Defaults that were waived in the Waiver Agreement); and

         (c) The requirements of Article IV of the Second Waiver Agreement shall have been satisfied.

         3.4 AMENDMENT TO SECTION 2.5 OF THE SECOND WAIVER AGREEMENT. Section
2.5 of the Second Waiver Agreement is hereby amended by deleting Subsection
2.1.6 of the Credit Agreement in its entirety.

         3.5 AMENDMENT TO SECTION 6.2 OF THE SECOND WAIVER AGREEMENT. Section
6.2 of the Second Waiver Agreement is hereby deleted in its entirety and replaced with the following new Section 6.2:

         6.2 Breach of Covenants. Except for the Discontinued Operation Covenant Defaults, the Borrower, any U.S. Guarantor, or any European Subsidiary shall fail to perform or observe any covenant, term or agreement in the Waiver Agreement, this Second Waiver Agreement, the other Waiver Documents or any other Loan Document or is in violation of or non-compliance with any provision of the Waiver Agreement, this Second Waiver Agreement, the other Waiver Documents or any other Loan Document after the expiration of any applicable cure period, if any, set forth in any such Loan Document with respect to such covenant, term or agreement.

         3.6 AMENDMENT TO SECTION 6.8 OF THE SECOND WAIVER AGREEMENT. Section
6.8 of the Second Waiver Agreement is hereby deleted in its entirety and replaced with the following new Section 6.8:

         6.8 Event of Default Under Other Loan Documents. An Event of Default (as such term is defined in the Credit Agreement) or a Default or an Event of Default (as each such term is defined in the other Loan Documents) (other than the Discontinued Operation Covenant Defaults) shall occur under any of the Loan Documents.

                           ARTICLE IV - REAFFIRMATION
                           --------------------------

         The Borrower, the Guarantors and the European Subsidiaries (i) acknowledge and consent to the terms and conditions set forth in this Amendment,
(ii) hereby ratify, affirm and reaffirm in all respects each and all of the Loan Documents, including, without limitation, all terms, conditions, representations and covenants and General Release contained therein, all of which shall be effective as of the date hereof, and (iii) acknowledge the continued existence, validity and enforceability of the Loan Documents, and acknowledge and agree that the Bank holds a perfected security interest in the Collateral to secure the Borrower's Obligations and agree that the terms, conditions, representations and covenants contained in the Security Agreement are binding upon each of them.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

         To induce the Bank to enter into this Amendment, the Borrower, the Guarantors and the European Subsidiaries make the following representations and warranties to the Bank, each and all of which shall survive the execution and delivery of this Amendment:

         5.1 NO VIOLATION OF APPLICABLE LAWS. The execution, delivery and performance by the Borrower, the Guarantors and the European Subsidiaries of this Amendment are within their corporate powers, have been duly authorized by all necessary action taken by their duly authorized officers and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of the Borrower, the Guarantors and the European Subsidiaries; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of the Borrower, the Guarantors and the European Subsidiaries or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower, the Guarantors and the European Subsidiaries, (ii) result in the creation or imposition of any lien on any of their assets (other than liens in favor of the Bank) or (iii) give cause for the acceleration of any obligations of the Borrower, the Guarantors or the European Subsidiaries to any other creditor.

         5.2 DUE AUTHORIZATION. Each person executing this Amendment on behalf of the Borrower, the Guarantors and/or the European Subsidiaries is duly authorized by such respective entity to execute same.

         5.3 ENFORCEABILITY. This Amendment will be, the legal, valid and binding obligation of the Borrower, the Guarantors and the European Subsidiaries, enforceable against them in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

         5.4 COMPLIANCE WITH APPLICABLE LAWS. The Borrower is in compliance in all material respects with all laws (including all applicable environmental laws), regulations, and requirements applicable to its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation or other governmental requirement which would have a material adverse effect upon its business operations or financial condition.

         5.5 REPRESENTATION AND WARRANTIES. All representations and warranties made by the Borrower in the Loan Documents are true and correct as of the date of this Amendment as if such representations and warranties have been made on the date hereof.

                       ARTICLE VI - CONDITIONS TO CLOSING
                       ----------------------------------

         CONDITIONS PRECEDENT TO ENFORCEABILITY OF THIS AMENDMENT. This Amendment shall be deemed effective only after the occurrence of the following events:

         6.1 EXECUTION OF AMENDMENT. The Borrower's, Guarantors' and European Subsidiaries' execution and delivery to the Bank of this Amendment; and

         6.2 FEES AND COSTS. The Borrower's payment to the Bank of an amount sufficient to cover all of the Bank's reasonable costs and expenses to date, including, without limitation, the Bank's reasonable costs and expenses incurred in connection with the preparation and negotiation of this Amendment (including the fees and expenses of the Bank's counsel) through the date of this Amendment.

                          ARTICLE VII - MISCELLANEOUS
                          ---------------------------

         7.1 CONTINUING EFFECT. Except as amended hereby, all of the Loan Documents shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

         7.2 NO WAIVER. Except as expressly provided in the First Waiver Agreement, the Bank has not waived and does not waive any defaults or Events of Default, now or hereafter existing, whether known or unknown; and the Bank hereby reserves and preserves any and all rights and remedies available to it under the Loan Documents with respect to any such defaults or Events of Default.

         7.3 COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed by facsimile signatures and in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. This Amendment shall be deemed to have been executed and delivered when the Bank has received facsimile counterparts hereof executed by all parties listed on the signature pages hereto.

         7.4 GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         7.5 INTEGRATION. This Amendment contains the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or changed in any way except in writing signed by all parties.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers on the date first above written.


                                     WACHOVIA BANK, NATIONAL ASSOCIATION


                                     BY:________________________________________
                                        NAME:
                                        TITLE:


                                     SELAS CORPORATION OF AMERICA


                                     BY:________________________________________
                                        NAME:
                                        TITLE:


                                     SELAS SAS


                                     BY:________________________________________
                                        NAME:
                                        TITLE:



                                     CFR-CECF FOFUMI RIPOCHE


                                     BY:________________________________________
                                        NAME:
                                        TITLE:

                                     DEUER MANUFACTURING, INC.



                                     BY:________________________________________
                                        NAME:
                                        TITLE:


                                     RESISTANCE TECHNOLOGY, INC.,



                                     BY:________________________________________
                                        NAME:
                                        TITLE:



                                     RTI EXPORT, INC.



                                     BY:________________________________________
                                        NAME:
                                        TITLE:



                                     RTI ELECTRONICS, INC.



                                     BY:________________________________________
                                        NAME:
                                        TITLE: